UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016 (November 18, 2016)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (“Form 8-K/A”) is an amendment to the Current Report on Form 8-K dated November 21, 2016 (the “Original Form 8-K”) solely to file the Sale Agreement (as defined below) as Exhibit 2.1 and the Sale Agreement Amendments (as defined below) as Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4. Accordingly, this Form 8-K/A amends and restates Item 1.01 and Item 2.01 of the Original Form 8-K to add references to the Sale Agreement and Sale Agreement Amendments and supplements Item 9.01 of the Original Form 8-K to file the Sale Agreement as Exhibit 2.1 and the Sale Agreement Amendments as Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 19, 2016, Gastar Exploration Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Red Bluff Resources Operating, LLC, a Delaware limited liability company (“Red Bluff”), to sell certain non-core leasehold interests held by the Company, located primarily in the northeast region of Canadian County, Oklahoma and in the southeast region of Kingfisher county, Oklahoma for approximately $71 million (of which up to $10 million is contingent upon the satisfaction of certain conditions), subject to certain adjustments (the “South STACK Sale”). On November 18, 2018, the Company and Red Bluff executed and delivered two amendments to the Sale Agreement and entered into a relating closing agreement (collectively, the “Sale Agreement Amendments”), which, among other things, allocated $1.4 million of the purchase price to producing properties with the remainder of the purchase price to non-producing properties.

The descriptions of the Sale Agreement, the Sale Agreement Amendments and South STACK Sale set forth in this Item 1.01 are not complete and are qualified in their entirety by reference to the full text of the Sale Agreement, which is included as Exhibit 2.1, and the Sale Agreement Amendments, which are included as Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 to this Form 8-K and incorporated by reference.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to the Sale Agreement, as amended by the Sale Agreement Amendments, described in Item 1.01 of this report, which description is incorporated into this Item 2.01, on November 18, 2016, the Company completed an initial closing of the South STACK Sale to Red Bluff. After certain adjustments, cash proceeds released to the Company from the initial closing of the South STACK Sale were approximately $46.4 million. In addition, Red Bluff deposited approximately $28.3 million in cash into escrow (including $10 million of contingent purchase price). Escrow amounts are subject to release to the Company upon satisfaction of certain curative title and other conditions by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.Description of Document

2.1*	Purchase and Sale Agreement, dated October 19, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

2.2*	First Amendment of Purchase and Sale Agreement, dated November 18, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

2.3*	Second Amendment of Purchase and Sale Agreement, dated November 18, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

2.4*	Closing Agreement, dated November 18, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1*	Purchase and Sale Agreement, dated October 19, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

2.2*	First Amendment of Purchase and Sale Agreement, dated November 18, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

2.3*	Second Amendment of Purchase and Sale Agreement, dated November 18, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

2.4*	Closing Agreement, dated November 18, 2016, by and between Gastar Exploration Inc. and Red Bluff Resources Operating, LLC.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.